UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	39-2078861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Rua Bahia, 2463 - Suite 205

Belo Horizonte, Minas Gerais 30.160-012, Brazil

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 262399

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, $0.001 par value per share (the “Common Stock”), of Atlas Lithium Corporation, a Nevada corporation (the “Registrant”). The description of the Registrant’s Common Stock under the heading “Description of Securities—Common Stock” contained in the Registrant’s registration statement on Form S-1 (File No. 333-262399), filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2022, as amended by one or more amendments to such registration statement filed with the Commission after such date and by any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the offering of securities registered under such registration statement, is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 8, 2022

ATLAS LITHIUM CORPORATION

By:	/s/ Marc Fogassa
Name:	Marc Fogassa
Title:	Chief Executive Officer